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                                                          EXHIBIT 99.1


                        COMMUNITY FINANCIAL GROUP, INC.
                      1997 NONSTATUTORY STOCK OPTION PLAN

         1. Purpose. The purpose of this Community Financial Group, Inc. 1997 Statutory-Nonstatutory Stock Option Plan (the "Plan") is to motivate Participants (as defined herein), thereby benefiting the stockholders of Community Financial Group, Inc. a Tennessee corporation ("Corporation"). In furtherance of this purpose, the Plan is to advance the interests of Corporation by stimulating the efforts of key employees, increasing their desire to continue in their employment with Corporation, assisting Corporation in competing effectively with other enterprises for the services of new employees and directors necessary for the continued improvement of operations, and to attract and retain the best possible personnel for service as employees, officers and directors of Corporation. Accordingly, the Plan is designed to promote the interests of Corporation and its stockholders, and, by facilitating stock ownership on the part of such directors, officers and employees, to encourage them to acquire a proprietary interest in Corporation and to remain in its employ and service.

         2.       Definitions.

                  "Board" means the Board of Directors of Corporation.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means the Compensation Committee chosen by the Board to administer the Plan, as provided in Section 5(a) hereof.

                  "Fair Market Value of Stock" shall be determined under the Plan as follows:

                  (a) If the Stock is principally traded on an exchange or market in which prices are reported on a bid and asked basis, the average of the mean between the bid and the asked price for the Stock at close of trading for the 10 consecutive trading days immediately preceding such given date;

                  (b) If the Stock is principally traded listed on a national securities exchange, the average of the closing prices of the Stock for the 10 consecutive trading days immediately preceding such given date; and

                  (c)      If the Stock is neither traded on the
over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

                  "Option" means an award of a Stock Option pursuant to this Plan.

                  "Option Agreement" means the written instrument from the Committee to Participant describing the terms of the Option.

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             "Option Price" means the exercise price of an Option.

             "Option Stock" or "Stock" means the common stock of Corporation.

             "Participant" means a person to whom an Option has been granted.

         3. Effective Date of Plan: Term. The Plan is effective March 25, 1997, the date on which the Board of Corporation approved the Plan.

         4. Shares Subject to the Plan. The aggregate number of shares of Stock available for grant under the Plan is 150,000 (plus 10% of any additional shares of Stock issued after the effective date of this Plan) subject to adjustments as provided in Section 9 herein. Stock issued pursuant to the Plan may be either authorized but unissued shares of shares held in the treasury of Corporation. In the event that, prior to the end of the period during which Options may be granted under the Plan, any Option under the Plan expires unexercised or is terminated or surrendered without being exercised, in whole or in part, the number of shares theretofore subject to such Option or the unexercised or terminated portion thereof, shall be added to the remaining number of shares of Stock available for grant as an Option under the Plan, including a grant to a former holder of such Option, upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to such former Option.

         5.  Administration of the Plan by the Committee.

             (a) The Committee. The Plan shall be administered by the Committee, whose members shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The members of the Committee need not be members of the Board or employees of Corporation. No member of the Committee shall be liable for any action taken, or determination made, hereunder in good faith. Service on the Committee shall constitute service as a director of Corporation so that members of the Committee shall be entitled to indemnification and reimbursement as directors of Corporation pursuant to its Charter and Bylaws. The Committee may take action only upon the agreement of a majority of the entire Committee. Any action which the Committee takes through a written instrument signed by a majority of its members shall be as effective as though taken at a meeting duly called and held.

             (b) Powers of the Committee. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it and make all determinations it deems necessary or advisable for the administration of the Plan. The powers of the Committee shall include plenary authority to administer and interpret the Plan, and subject to the provisions hereof, to determine the persons to whom Options shall be granted, the number of shares subject to each Option, the terms and provisions of each Option, and the date on which Options shall be granted. In making such determinations, the Committee may take into account the nature of the services rendered by such Participants, or classes of Participants, their present and potential contributions to Corporation's success and such other factors as the Committee, in its discretion, shall deem relevant. Accordingly, the Committee shall determine,

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as soon as practicable after the effective date of the Plan and at any time and from time to time thereafter, (i) the persons who are eligible, (ii) the number of shares of Stock which an eligible person may purchase pursuant to an Option,
(iii) the price of each share of Stock subject to the Option and (iv) the terms on which each share of Stock subject to the Option may be purchased.

                  (c) Conclusiveness of Determinations. Any action taken by the Committee or by the Board with respect to the implementation, interpretation, or administration of the Plan shall be final, conclusive and binding. The Committee's determinations under the Plan, including, without limitation, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

         6.  Options.

                  (a) Grant of Options. Options may be granted to Participants under the Plan by the Committee from time to time. Options shall be subject to such terms and conditions, shall be exercisable at such times, and shall be evidenced by such form of written option agreement between Participant and Corporation, as the Committee shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan. The Committee shall have authority to grant Options exercisable in whole or in part at any time during their term. Option Agreements need not be identical, but generally shall be similar to the form attached to this Plan.

                  (b) Persons Eligible to Receive Options. The persons who shall be eligible to receive Options granted hereunder shall be employees, directors, and officers of Corporation. A Participant may hold more than one Option. The Committee shall determine the terms for payment by each Participant for his shares of Option Stock. Such terms shall be set forth in the Option Agreement. The terms for payment so set by the Committee may vary from one Participant to another.

         7. Terms and Exercise of Options.

                  (a) Option Price. The Option Price to be paid by Participant to Corporation upon exercise of the Option shall be determined by the Committee on the date of the grant of the Option and shall be set forth in the Option Agreement. No Option shall have an Option Price less than the Fair Market Value of the Stock on the date of the grant.

                  (b) Term. Each Option granted under the Plan shall be exercisable only during a term commencing on the date when the Option was granted and ending (unless the Option shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee, subject to the limitation that any Option may not be exercisable more than three (3) months after Participant ceases to be an employee of Corporation, except as set forth in Section 7(c), and only to the extent that the Option would otherwise have been exercisable by Participant upon the date


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of termination. At the time of termination, the Committee may extend the exercise period for up to the earlier of three (3) years after termination or the original termination date.

                  (c) Death or Disability. Upon the death or disability (within the meaning of Section 22(e)(3) of the Code) of a Participant holding an Option, in the absence of terms in the Option Agreement to the contrary, the Option may be exercised, to the extent not previously exercised, by the Participant, the Participant's legal representative, the legatees of the Option under Participant's Will or the distributees of the Option under the applicable laws of descent and distribution until the Termination Date, but only to the extent that the Option would otherwise have been exercisable by Participant upon the date of death or termination related to the disability.

                  (d) Vesting. The Committee may establish a vesting schedule for any particular or all Options which may be different for different Participants and/or different Options. The Committee may accelerate the vesting schedule in its discretion.

                  (e) Exercise of Options. Options shall be exercised by delivering or mailing to the Committee (i) a notice and "investment letter" in the form prescribed by the Committee, specifying the number of shares to be purchased; and (ii) a check payable to Corporation, shares of Common Stock of the Corporation, or such other medium of payment as the Committee shall approve, in an amount or with a fair market value (the average between the bid and asked price) equal to the Option Price multiplied by the number of Option Shares being purchased plus any withholding tax required by law as determined by Corporation. Additionally, the Participant may choose a "dry option" whereby the Participant receives a number of shares of Stock equal to the fair market value of the Stock times the number of shares exercisable under the Option divided by the value of the Option. The value of the Option is the difference between the fair market value of the shares and the Option Price multiplied by the number of shares exercisable under the Option. Upon receipt of each of the foregoing, Corporation shall promptly deliver to Participant a certificate or certificates for the Stock purchased, without charge to Participant for issue or transfer tax, but in the event participant has not made a cash payment sufficient to cover applicable withholding taxes, the Corporation may retain, sufficient stock to liquidate and pay such taxes. The stock certificate may, at the request of Participant, be issued in Participant's name and the name of another person as joint tenants with the right of survivorship, provided that any restrictions upon such Stock shall apply equally to such joint tenant. In the event that such shares are not registered under the Securities Act of 1933, such certificates shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES ACT ("STATE ACTS"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SHARES ARE REGISTERED UNDER SUCH ACT AND EACH RELEVANT STATE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT NECESSARY.


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                  (f)   Transferability of Options.  No Option may be
transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except that an Option may be transferred upon the death of a Participant as provided by Participant's Will or the applicable laws of descent or distribution. No Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. Notwithstanding the provisions of this Section, a Participant, at any time prior to his death, may assign all or any portion of an Option to
(i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse and lineal descendant, (iii) a partnership of which his spouse and lineal descendants are the only partners, or (iv) a tax exempt organization as described in Section 501(c)(3) of the Code. In such event, the permitted transferee will be entitled to all of the rights of Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Option Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) Participant does not receive any consideration therefore, and (ii) the assignment is expressly permitted by the applicable Option Agreement, as approved by the Committee. Any such assignment shall be evidenced by a written document executed by Participant, and a copy thereof shall be delivered to Corporation prior to the assignment.

                  (g) Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Participant to exercise such Option.

         8. Participant's Rights. No person shall have the rights of a stockholder by virtue of an Option except with respect to Stock actually issued to the stockholder, and issuance of Stock shall confer no retroactive rights to dividends. Nothing in the Plan or any Option Agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue as a member of the Board of Corporation or affect any right which Corporation may have to remove such Participant as a director of Corporation. Nothing in this Plan or in any Option Agreement shall confer upon any employee any right to continue in the employ of Corporation or interfere in any way with the right of Corporation to terminate his employment at any time.

         9. Adjustments. In the event of the declaration of any stock dividend on the Stock or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination or exchange of shares of Stock, or like adjustment, the number of shares of Stock and the class of shares of Stock available pursuant to the Plan, and the Option Prices, shall be adjusted by appropriate changes in the Plan and in any Option Agreement outstanding pursuant to the Plan. Any such adjustment to the Plan or to Option Agreements or Option Prices shall be made by action of the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination or exchange of shares of stock, or like adjustment which results in substantially all the shares of the Stock of Corporation being exchanged for, or converted into cash or other property, the Committee shall have the right to terminate the Plan as of the date

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of the exchange or conversion in which case the Options shall convert into the right to receive such cash or property net of the exercise price of the Options.

         10. Termination, Suspension or Amendment of Plan. The Committee may at any time terminate, suspend or amend the Plan.

         11. Postponement of Exercise. The Committee may postpone any exercise of an Option for such time as the Committee may deem necessary in order to permit Corporation (i) to obtain any required approvals of the exercise from bank or bank holding company regulators, (ii) to effect, amend or maintain any necessary registration of the Plan or the shares of Stock issuable upon the exercise of an Option under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (iii) to permit any action to be taken in order to (A) list such shares of Stock on a stock exchange if shares of Stock are then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Stock, including any rules or regulations of any stock exchange on which the shares of Stock are listed, or (iv) to determine that such shares of Stock and the Plan are exempt from such registration or that no action of the kind referred to in (iii)(B) above needs to be taken; and Corporation shall not be obligated by virtue of any terms and conditions of any Option Agreement or any provision of the Plan to recognize the exercise of an Option or to sell or issue shares of Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement may extend the terms of an Option if necessary to permit the exercise of any Option.

         12. Application of Proceeds. The proceeds received by Corporation from the sale of its Stock under the Plan shall be used for general corporate purposes.

         13. Elimination of Fractional Shares. If under any provision of the Plan that requires a computation of the number of shares of Stock subject to an Option, the number so computed is not a whole number of shares of Stock, such number of shares of Stock shall be rounded down to the next whole number.

         14. Validity. In the event that any provision of the Plan or any related agreement is held to be invalid, void or unenforceable, the Board shall have the right to declare the entire Plan void and unenforceable, taking such action as shall be deemed to be in the best interest of the stockholders of Corporation.

         15. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

         16. Governing Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the State of Tennessee.

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                                AMENDMENT NO. 1
                        COMMUNITY FINANCIAL GROUP, INC.
                      1997 NONSTATUTORY STOCK OPTION PLAN


         This Amendment to the Community Financial Group, Inc. 1997 Nonstatutory Stock Option Plan (the "Plan") is adopted effective as of the 1st day of June, 2000.

         WHEREAS, the Board of Directors of Community Financial Group, Inc. (the "Corporation") adopted the Plan effective March 25, 1997 to promote the interests of the Corporation and its stockholders, and, by facilitating stock ownership on the part of the directors, officers and employees, to encourage them to acquire a proprietary interest in the Corporation and to remain in its employ and services; and

         WHEREAS, Section 4 of the Plan currently provides that the aggregate number of shares of stock available under the Plan is 150,000 (plus 10% of any additional shares of stock issued after the effective date of the Plan) subject to adjustments as provided in Section 9 thereof; and

         WHEREAS, the Board of Directors of the Corporation has determined that it would be in the best interests of the Corporation for the Plan to be amended to provide for a greater number of shares of stock to be available for grant under the Plan.

         NOW, THEREFORE, in consideration of the premises and in the best interests of the Corporation, the Plan is hereby amended as follows:

         1. The first sentence of Section 4 of the Plan is deleted in its entirety, and the following new provisions are adopted in its place:

                  4. Shares Subject to the Plan. The aggregate number of shares of stock available under the Plan as of June 1, 2000 is 542,091, including shares underlying outstanding options. The available shares shall be reduced by an amount equal to 15% of shares repurchased by the Corporation after June 1, 2000, and increased by an amount equal to 15% of shares issued by the Corporation after June 1, 2000, such that the number of shares available under the Plan shall at all times by an amount equal to 15% of the Corporation's total issued and outstanding shares. Options may be granted based on the number of the Corporation's issued and outstanding shares on the date of grant, and the validity of options so granted shall not be affected by a subsequent repurchase of shares by the Corporation. The shares of Stock available under the Plan are subject to adjustments as provided in Section 9 of the Plan.

         2. All other provisions of Section 4 of the Plan and all other provisions of the other sections of the Plan not specifically amended hereby shall continue in full force and effect.


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         This Amendment shall be effective as of the day and year first written above.

                                                 COMMUNITY FINANCIAL GROUP, INC.



                                           By:        /s/ Mack S. Linebaugh, Jr.
                                                      --------------------------

                                                Mack S. Linebaugh, Jr., Chairman
                                           President and Chief Executive Officer


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